Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JONG S. WHANG AND BRADLEY C. ANDERSON, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN AMTECH SYSTEMS, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2010, AND ANY AND ALL AMENDMENTS TO SUCH ANNUAL REPORT ON FORM 10-K, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

SIGNATURE	TITLE	DATE

/s/ Jong S. Whang	Chairman of the Board, President	November 12, 2010
Jong S. Whang	and Chief Executive Officer
(Principal Executive Officer)

/s/ Bradley C. Anderson	Vice President – Finance and Chief	November 12, 2010
Bradley C. Anderson	Financial Officer
(Principal Financial Officer)

/s/ Robert T. Hass	Chief Accounting Officer	November 12, 2010
Robert T. Hass	(Principal Accounting Officer)

/s/ Michael Garnreiter	Director	November 12, 2010
Michael Garnreiter

/s/ Alfred W. Giese	Director	November 12, 2010
Alfred W. Giese

/s/ Egbert J.G. Goudena	Director	November 12, 2010
Egbert J.G. Goudena

/s/ Robert F. King	Director	November 12, 2010
Robert F. King

/s/ Dr. Jeong Mo Hwang	Director	November 12, 2010
Dr. Jeong Mo Hwang

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